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EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 25, 1999 relating to the financial statements and financial statement schedule, which appear in Metal Management, Inc.'s Annual Report on Form 10-K for the year ended March 31, 1999.




PricewaterhouseCoopers LLP

Chicago, Illinois
June 30, 1999